UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 22, 2016

iMedicor, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-52765	95-4696799
(Commission File Number)	(IRS Employer Identification No.)

13506 Summerport Village Parkway #160, Windermere, FL	34786
(Address of Principal Executive Offices)	(Zip Code)

407-505-8934
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 22, 2016, the management of iMedicor, Inc. (the “Company”) concluded that the Company’s previously issued financial statements included in forms 10-Q for the interim periods ended September 30, 2014, December 31, 2014 and March 31, 2015, should no longer be relied upon because of errors related to derivative liabilities, preferred stock options and warrants that resulted in material misstatements of liabilities in all three interim reports and material misstatements of expense in the interim report ending September 30, 2014.

During the course of the Company’s June 30, 2015 year-end audit which is currently in process, the Company’s CFO identified that a particular liability relating to the value of the same set of warrants issued and outstanding were recorded in two separate accounts, thereby erroneously doubling the amount of the liability associated with the warrants. The CFO then confirmed his assessment with the Company’s external valuation specialist who is retained to assist in calculating the future values of derivatives such as warrants issued and outstanding. The Company’s Board of Directors was made aware of the error and the issue was discussed with the Company’s independent registered public accounting firm.

The errors described above resulted in an overstatement of liabilities in the amount of $471,137 at September 30, 2014, December 31, 2014 and March 31, 2015. Additionally, General and Administrative expenses were overstated by $471,137 in the September 30, 2014 interim report.

The Company plans to correct the error and footnote it in the Company’s forthcoming Form 10-K for the fiscal year ended June 30, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

iMEDICOR, INC.
(Registrant)

Dated: December 12, 2016	By:	/s/ Robert McDermott
Robert McDermott
Chief Executive Officer